Exhibit 99.1

FOR IMMEDIATE RELEASE

September 14, 2012 For more information contact: Scott Estes (419) 247-2800 Jay Morgan (419) 247-2800

HEALTH CARE REIT ANNOUNCES AGREEMENT TO SELL THE SUNRISE SENIOR

LIVING MANAGEMENT COMPANY

Toledo, Ohio, September 14, 2012…Health Care REIT, Inc. (NYSE:HCN) announced today that in connection with its previously announced acquisition of Sunrise Senior Living, Inc. (NYSE:SRZ), affiliates of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”), affiliates of Beecken Petty O’Keefe & Company (“BPOC”) and Coastwood Senior Housing Partners LLC have entered into a definitive agreement to acquire the management company business of Sunrise Senior Living for approximately $130 million. Health Care REIT will invest approximately $26 million for a 20% interest in the new entity. Under the agreement, the sale will close immediately prior to Health Care REIT’s previously announced acquisition of Sunrise Senior Living.

“The acquisition of the management business by a partnership with substantial expertise in both health care and real estate, that includes KKR, BPOC and Coastwood, powerfully endorses the Sunrise value proposition,” said George L. Chapman, Health Care REIT’s Chairman and Chief Executive Officer. “The backing of Sunrise management ensures a stable and growing management platform that aligns perfectly with our long-term value creation expectations.”

The management business being sold will include existing Sunrise management contracts covering 282 communities, which includes the 125 communities to be acquired by Health Care REIT, leasehold interests in 15 communities and 12 development parcels. In addition, a subsidiary of the Sunrise management partnership will employ all employees of Sunrise Senior Living and operate under the “Sunrise” name and brand. Immediately following the completion of the sale of the management company, Health Care REIT will proceed with the acquisition of Sunrise Senior Living, including its interest in 125 senior living communities.

The Sunrise management partnership has agreed that the management company entity will reduce the base management fees charged on the originally announced 20 wholly owned communities to 5.0% of revenues, which will be adjusted upwards or downwards depending on achievement of net operating income performance hurdles. The Sunrise management partnership further agreed that the management company entity will reduce the base management fees on the originally announced 105 joint venture communities, as joint venture partners are bought out and the properties become wholly owned, to the lesser of the current management fee or 5.5% of revenues, which will be adjusted upwards or downwards depending on achievement of net operating income performance hurdles.

This transaction has been agreed within the framework of the previously announced merger agreement between Health Care REIT and Sunrise Senior Living, pursuant to which Health Care REIT will acquire all of the outstanding common stock of Sunrise Senior Living for $14.50 per share in an all-cash transaction, and which contemplated a sale or other disposition of Sunrise Senior Living’s management business to take effect immediately prior to the consummation of the closing of the acquisition of Sunrise Senior Living. Although not a condition to close the acquisition of Sunrise Senior Living, Health Care REIT expects to use the proceeds from the sale of the management business to partially fund its acquisition of Sunrise Senior Living.

About Health Care REIT, Inc.

Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate. The company also provides an extensive array of property management and development services. As of June 30, 2012, the company’s broadly diversified portfolio consisted of 1,010 properties in 46 states and Canada.

About Kohlberg Kravis Roberts & Co.

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $61.5 billion in assets under management as of June 30, 2012. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE:KKR).

About Beecken Petty O’Keefe & Company.

Beecken Petty O’Keefe & Company is a Chicago-based private equity management firm founded in 1996 to invest in middle-market buy-out transactions, recapitalizations, and growth platforms in the health care industry. BPOC evaluates, structures, and manages investments on behalf of institutional and individual investors. Since inception, BPOC has raised in the aggregate over $1 billion to invest in private transactions from its three committed private equity funds and third party co-investors. The firm is headquartered in Chicago, Illinois.

About Coastwood Senior Housing Partners, LLC

Coastwood Senior Housing Partners, LLC is an investment firm led by Daniel A. Decker that specializes in seniors housing and related services.

About Sunrise Senior Living, Inc.

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 31,600 people. As of June 30, 2012, Sunrise Senior Living operated 307 communities located in the United States, Canada and the United Kingdom, with a unit capacity of approximately 29,800 units. Sunrise Senior Living offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer’s and other forms of memory loss, as well as nursing and rehabilitative services. Sunrise Senior Living’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents.

Additional Information and Where to Find It

In connection with this proposed merger between Sunrise Senior Living and Health Care REIT, a proxy statement will be filed by Sunrise Senior Living with the United States Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the proxy statement, and all other relevant documents filed by Sunrise Senior Living with the SEC free of charge at the SEC’s website www.sec.gov.

Participants in the Solicitation

The respective directors, executive officers and other members of management and employees of Health Care REIT and Sunrise Senior Living may be deemed to be participants in the solicitation of proxies from the shareholders of Sunrise Senior Living in favor of the proposed merger between Sunrise Senior Living and Health Care REIT. Information about Health Care REIT and its directors and executive officers, and their ownership of Health Care REIT securities, is set forth in the proxy statement for Health Care REIT’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2012. Information about Sunrise Senior Living and its directors and executive officers, and their ownership of Sunrise Senior Living securities, is set forth in the proxy statement for the 2012 Annual Meeting of Shareholders of Sunrise Senior Living, which was filed with the SEC on March 23, 2012. Additional information regarding the interests of the Sunrise Senior Living directors and executive officers may be obtained by reading the proxy statement for the special meeting of Sunrise Senior Living shareholders when it becomes available.

Forward-Looking Statements and Risk Factors

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may”, “will”, “intend”, “should”, “believe”, “expect”, “anticipate”, “project”, “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including the satisfaction of closing conditions to the merger between the company and Sunrise Senior Living, including, the approval of the merger by the shareholders of Sunrise Senior Living and the receipt of regulatory approvals and lender or third-party consents; the respective parties’ performance of their obligations under the merger agreement; unanticipated difficulties and/or expenditures relating to the merger; the company’s ability to enter into new joint venture agreements and management contracts; the company’s and Sunrise Senior Living’s ability to acquire interests in properties from joint venture partners; the cooperation of joint venture partners; the status of capital markets, including availability and cost of capital; changes in financing terms; and other factors affecting the execution of the merger, including REIT laws and regulations. Additional factors are discussed in the company’s Annual Report on Form 10-K and in its other reports filed from time to time with the SEC. The company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.